UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

XSUNX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

            In furtherance of its revised plan of operations focusing on the development of new manufacturing technology for CIGS thin films and plans to establish manufacturing operations through joint venture license agreements for such new technology, XsunX, Inc., a Colorado corporation (the “Company”), has elected to eliminate its Oregon based facility.  On August 27, 2009, the Company entered into a lease termination and mutual release of claims (the “Agreement”) with Merix Corporation, an Oregon corporation (“Merix”, and together with the Company, the “Parties”). Pursuant to the terms of the Agreement, the Parties agreed to terminate that certain sublease agreement (the “Sublease”) by and between the Parties, dated April 1, 2008, related to certain real property described therein which comprised the Company’s Oregon based facility (the “Premises”). Accordingly, the Company agreed to vacate the Premises on or before September 1, 2009. In connection with the termination of the Sublease, the Company also agreed (a) to sell certain equipment, currently housed on the Premises, to Merix as set forth in the Agreement, (b) to allow Merix to complete a full drawdown of that certain $106,000 irrevocable letter of credit issued by Wells Fargo Bank, N.A., at the request of the Company, in favor of Merix and (c) to issue a promissory note (the “Promissory Note”) in favor of Merix in the amount of $456,920.66. Pursuant to the terms of the Agreement, the Parties agreed to unconditionally release each other from the obligations imposed by, or related to, the Sublease, except for the obligations established by the Agreement.  The termination of the Sublease eliminates continued monthly operating costs associated with the facility, which the Company no longer requires for its plan of operations, while also reducing the Company’s short-term liabilities associated with the lease to zero and reducing the Company’s long-term liabilities by approximately sixty-five percent (65%). Copies of the Agreement and the Promissory Note are hereby incorporated by reference and attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 1.02                      Termination of a Material Definitive Agreement.

See Item 1.01 herein above.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant.

See Item 1.01 herein above.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Lease Termination and Mutual Release of Claims, dated August 27, 2009 between the Company and Merix Corporation	Provided herewith
99.2	Promissory Note in the amount of $456,920.66, dated August 27, 2009 between the Company and Merix Corporation	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2009

XSUNX, INC.
By: /s/ Tom Djokovich
Name: Tom Djokovich Title: Chief Executive Officer/Secretary